Service Office:	Application for Life Insurance
Life New Business	☐ John Hancock Life Insurance Company (U.S.A.)
197 Clarendon Street	☐ John Hancock Variable Life Insurance Company
Boston MA 02116-5010	☐ John Hancock Life Insurance Company
(hereinafter referred to as The Company)

Print and use black ink. Any changes must be initialed by the Proposed Life Insured(s) and Owner.

PROPOSED LIFE INSURED(S) LIFE ONE	LIFE TWO (Survivorship)
1. a) Name JOHN M. DOE	2. a) Name _________________________________________
First Middle Last	First Middle Last
b) Date of Birth OCT | 04 1967 c) Sex ☒ M ☐ F	b) Date of Birth | c) Sex ☐ M ☐ F
month day year	month day year
d) Place of Birth ANYTOWN USA	d) Place of Birth ___________________________________
State Country	State Country
e) Citizenship ☒ U.S. ☐ Other ________________________	e) Citizenship ☐ U.S. ☐ Other _______________________
f) Social Security Number (SSN),	f) Social Security Number (SSN),
if applicable | 1 2 3 4 5 6 7 8 9 |	if applicable _______________________
g) Driver’s	g) Driver’s
License No. 1234567890 State AS	License No. State
h) Primary	h) Primary
Residence 1999 MARCH STREET	Residence _____________________________________
Address - Street No. & Name Apt. No.	Address - Street No. & Name Apt. No.
ANYTOWN, ANYSTATE 12345	_____________________________________________
City State Zip Code	City State Zip Code
i) Years at this Address 5	i) Years at this Address _____________________________
j) Tel. Nos. 905 123-4567 905 123-4567	j) Tel. Nos. _______________________________________
Home Business	Home Business
k) If you live at your primary residence less than 6 months per	k) If you live at your primary residence less than 6 months
year, provide the address for your secondary residence.	per year, provide the address for your secondary residence.
Secondary	Secondary
Residence 1999 APRIL STREET	Residence ______________________________________
Address - Street No. & Name Apt. No.	Address - Street No. & Name Apt. No.
ANYTOWN, ANYSTATE 23456	______________________________________________
City State Zip Code	City State Zip Code
l) Years at this Address 5	l) Years at this Address _____________________________
m) Occupation COMPANY PRESIDENT	m) Occupation ____________________________________
ABC COMPANY	_____________________________________________
Name of Employer	Name of Employer

OWNER – Complete only if Owner is other than Proposed Life Insured(s)

If Trust Owner,
complete questions	3.	a)	Name ______________________________________________________________________
3. a), d) and e) and
Trust Certification		b)	Date	c)	Relationship to	d) Social Security/Tax ID Number,
PS5101.			of Birth | |		Proposed Life	if applicable
Trust Agreement			month day year		Insured(s) ________	__________________________
may be required.		e)	Address __________________________________________________________________
Provide all details as			Street No. & Name		Apt. No. City	State Zip Code
above for other
Owner in Special	4.	Multiple Owners
Requests on Page 4.		Type of ownership ☐ Joint with right of survivorship ☐ Tenants in common

BENEFICIARY INFORMATION – Subject to change by Owner

List additional	5.	a)	Name	JAMES	M.	DOE	☒ Primary	SON	100%
beneficiaries in				First	Middle	Last		Relationship to Proposed	Percentage
Special Requests								Life Insured(s)
on Page 4.		b)	Name				☐ Primary		%
				First	Middle	Last	☐ Secondary	Relationship to Proposed	Percentage
Life Insured(s)

NB5000US (12/2007)	Page 1 of 6	VERSION (12/2007)

EXISTING AND PENDING INSURANCE

If more space is required attach additional page that has been signed and dated by Owner if necessary.	6.	a)	Provide information for each policy in force on the Proposed Life Insured(s) with all companies, including any policy that has been sold, assigned, or settled to or with a settlement or viatical company or any other person or entity. NOT APPLICABLE
			Proposed Life Insured		Company	Insurance		Issue Date			To Remain in Force?		Amount Including Riders
						Personal	Business	month	day	year	Yes	No
			☐ One	☐ Two		☐	☐				☐	☐	$
			☐ One	☐ Two		☐	☐				☐	☐	$
			☐ One	☐ Two		☐	☐				☐	☐	$
			☐ One	☐ Two		☐	☐				☐	☐	$
			☐ One	☐ Two		☐	☐				☐	☐	$
			☐ One	☐ Two		☐	☐				☐	☐	$
		b)	Have you ever had an application for life insurance declined, postponed, rated substandard or offered with a reduced face amount?
Life One ☒ No ☐ Yes – give details
Life Two ☐ No ☐ Yes – give details

		c)	Including this application, total insurance currently applied for with all companies (not including informal inquiries).
Provide name of Life Insurance Company and amount applied for.
			Life One							Life Two
			Company		Amount Including Riders					Company			Amount Including Riders
			JOHN HANCOCK		$100,000								$
					$								$
					$								$
		d)	Of the total amount applied for in c) above including this								Life One		Life Two
			application, what is the maximum that you will accept?								$100,000		$
JUVENILE INSURANCE
Complete e) & f) if		e)	Are all siblings equally insured? ☐ Yes ☐ No
juvenile insurance		f)	Amount of life insurance currently in force or pending on parent(s)/guardian(s)? $
is applied for.			If none, provide reason.

REPLACEMENTS – OWNER
	7.		Will this insurance replace existing policies or are you considering using funds from existing policies to pay premiums due on the new policy or contract?
☐ Yes ☒ No If ‘Yes’, please complete the IMPORTANT NOTICE: Replacement of Life Insurance or Annuities (Standard Form), NB5017.

FINANCIAL QUESTIONS
Copies of financial	8.	Is there, or are you considering entering into, an understanding or agreement providing for any person or
statements,		entity, other than the Owner and beneficiaries specified in this application, to have any right, title or other
estate analyses,		legal or beneficial interest in any policy issued on the life of the Proposed Life Insured(s) as a result of this
contractual		application?
agreements		☒ No ☐ Yes - If ‘Yes’, provide details
may be required.	9.	Have you been offered any money or other considerations by any person or entity in connection with this application?
☒ No ☐ Yes - If ‘Yes’, provide details
	10.	a)	What is the source of the premiums for the policy(ies) currently applied for? SELF FUNDED
		b)	Will the Owner be receiving funding for the premiums from an individual and/or entity other than the
Proposed Life Insured(s) or the Proposed Life Insured’s employer?
☐ Yes - If ‘Yes’, answer question 11 below. ☒ No - If ‘No’, proceed to question 12.
	11.	a)	Will the premiums be financed through a loan?
☐ No - If ‘No’ describe the funding arrangement
☐ Yes - If ‘Yes’ provide the loan details in question 11 b), c), d), e) and f) below.
		b)	What is the annual interest rate? %
		c)	In addition to repayment of principal and interest, are there other fees, charges or other consideration to be paid?
☐ No ☐ Yes - If ‘Yes’, provide details

NB5000US (12/2007)	Page 2 of 6	VERSION (12/2007)

FINANCIAL QUESTIONS continued
Copies of financial statements, estate analyses, contractual agreements may be required.	11.	d)	What is the duration of the loan?
		e)	Who is the lender?
		f)	What amount and type of collateral is required to secure the loan? $
Amount Type of Collateral

	12.	a)	What is the purpose of this insurance?
				(e.g. estate conservation, buy-sell, keyperson)			Life One	Life Two
		b)	Gross annual earned income (salary, commissions, bonuses, etc.)				$	$
		c)	Gross annual unearned income (dividends, interest, gross real estate income, etc.)				$	$
		d)	Household net worth (combined) $
		e)	In the last 5 years, has the Proposed Life Insured(s) or any business of which he/she is a partner/owner/executive had any major financial problems (bankruptcy, etc.)?
Life One ☐ No ☐ Yes - give details
Life Two ☐ No ☐ Yes - give details

BUSINESS FINANCIAL QUESTIONS
				Current Year	Previous Year	f)	How was the amount applied for
Complete for ALL Business Insurance.	13.	a)	Assets	$	$		determined?
		b)	Liabilities	$	$
		c)	Gross Sales	$	$	g)	What percentage of the business is owned
		d)	Net Income	$	$		by the Proposed Life Insured(s)? %
Copies of financial statements may be required.		e)	Fair Market Value
			of the business	$	$	h)	Are other partners/owners/executives
insured or applying for life insurance with
any company? ☐ No ☐ Yes - give details

LIFESTYLE QUESTIONS
							Life One	Life Two
Please provide	14.		Do you expect to travel outside the U.S. or Canada, or change your				☐Yes ☒ No	☐ Yes ☐ No
details in No. 18			country of residence in the next 2 years?
for ‘Yes’ answers	15.	a)	Have you flown as a student pilot, licensed pilot, or crew member in
to Lifestyle			any aircraft, including ultralight planes, in the last 2 years?
Questions.			If ‘Yes’, please complete Aviation Questionnaire NB5009.				☐Yes ☒ No	☐ Yes ☐ No

		b)	Have you engaged in any form of motor vehicle or power boat racing, sky diving/parachuting, skin or scuba diving, hang-gliding, mountain climbing, or any other hazardous activities in the last 2 years?
			If ‘Yes’, please complete Avocation Questionnaire NB5010.				☐Yes ☒ No	☐ Yes ☐ No

	16.	a)	Have you been cited for 2 or more moving violations within the last 2
			years?				☐Yes ☒ No	☐ Yes ☐ No
		b)	Have you been cited for driving while intoxicated or while otherwise				☐Yes ☒ No	☐ Yes ☐ No
			impaired?				☐Yes ☒ No	☐ Yes ☐ No
	17.		In the last 10 years, have you been convicted of a felony offense?				☐Yes ☒ No	☐ Yes ☐ No

	18.		Question No.	Life One	Question No.	Life Two

PRIMARY PHYSICIAN – PROPOSED LIFE INSURED(S)
	LIFE ONE					LIFE TWO
	19.		Provide name and address of primary physician.		20.	Provide name and address of primary physician.
			Name	ARTHUR H SMITH		Name _________________________________
				First Middle Last			First Middle Last
			Address	123 MAIN STREET		Address	___________________________
				Street No. & Name Suite No.			Street No. & Name Suite No.
				ANYTOWN, ANYSTATE 12347			___________________________________
				City State Zip Code			City State Zip Code

NB5000US (12/2007)	Page 3 of 6	VERSION (12/2007)

INFORMATION REGARDING LAST MEDICAL CONSULTATION

LIFE ONE						LIFE TWO
21.	a)	Date of last visit to				22.	a)	Date of last visit to
		ANY doctor/physician	JAN	15	2007			ANY doctor/physician _________________________
			month	day	year			month	day	year

	b)	Reason					b)	Reason
		for visit	ANNUAL CHECK-UP					for visit

	c)	Diagnosis or					c)	Diagnosis or
		outcome of visit						outcome of visit

	d)	Treatment/medication					d)	Treatment/medication
		prescribed		NONE				prescribed

	e)	Name of doctor/physician for above (check one)					e)	Name of doctor/physician for above (check one)
		☒ Primary doctor/physician						☐ Primary doctor/physician
		☐ Other doctor/physician (provide name and address)						☐ Other doctor/physician (provide name and address)

		First Middle Last						First Middle Last

		Street No. & Name Suite No.						Street No. & Name Suite No.

		City State Zip Code						City State Zip Code

		Life One	Life Two
23.	Has a John Hancock Medical Exam NB5033 been completed or will it be completed?
	If ‘No’, complete question 24 and Medical Certification below.	☒ Yes ☐ No	☐ Yes ☐ No

24.	Have you ever used tobacco or nicotine products in any form (including cigarettes, cigars, cigarillos, a pipe, chewing tobacco, nicotine patches or gum)?
	If ‘Yes’, give details below.	☐ Yes ☐ No	☐ Yes ☐ No

Life One:					Date Last Used

Product		Frequency	Current	Past	month	day	year

Cigarettes	____	pack(s)/day	☐	☐

Cigars	____	x /day	☐	☐

Other: _________________________	____	x /day	☐	☐

Life Two:					Date Last Used

Product		Frequency	Current	Past	month	day	year

Cigarettes	____	pack(s)/day	☐	☐

Cigars	____	x /day	☐	☐

Other: _________________________	____	x /day	☐	☐

MEDICAL CERTIFICATION

Complete this section when submitting a medical examination form of another company in lieu of John Hancock Medical Exam NB5033.	25.		Name of Proposed Life Insured	Name of Insurance Company		Date of Examination
						month	day	year
1.
2.

					Life One		Life Two
		a)	To the best of your knowledge and belief, is the information in the
			examination true and complete as of the date this application is signed?		☐ Yes	☐ No	☐ Yes	☐ No

COVERAGE APPLIED FOR

26.	Complete the applicable Coverage Details Form NB5007 (Universal Life), NB5008 (Variable Life) or NB5013 (Term & Traditional Life) for details of the policy being applied for, including Supplementary Benefits and other benefit options.
SPECIAL REQUESTS – Attach additional page if more space is required.

NB5000US (12/2007)	Page 4 of 6	VERSION (12/2007)

TEMPORARY LIFE INSURANCE AGREEMENT APPLICATION

Money may NOT be collected and the Temporary Life Insurance Receipt and Agreement NB5004 may NOT be issued if:
1. questions 28 and 29 are answered Yes or left blank; or
2. the Proposed Life Insured(s) is under age 20 or over age 70; or
3. the amount applied for is more than $10,000,000 (single life) or $15,000,000 (survivorship).

27.	Is coverage being applied for under the Temporary Life Insurance Agreement? ☒ Yes ☐ No
If ‘Yes’, answer questions 28 and 29.

28.	Within the last 24 months, has the Proposed Life Insured(s) under this application:
		Life One	Life Two
	a) consulted a medical professional, been diagnosed with or been treated for or had treatment recommended by a member of the medical profession for any heart problem, stroke or cancer?	☐ Yes ☒ No	☐ Yes ☐ No

	b) consulted with or scheduled a consultation with a medical professional for any symptoms or medical concerns?	☐ Yes ☒ No	☐ Yes ☐ No

	c) received a recommendation from a medical professional for any consultation, testing, investigation or surgery that has not yet been completed?	☐ Yes ☒ No	☐ Yes ☐ No

	d) been declined for life insurance?	☐ Yes ☒ No	☐ Yes ☐ No

29.	Does the Proposed Life Insured(s) reside outside the United States more than 6 months per year?	☐ Yes ☒ No	☐ Yes ☐ No

PRE-AUTHORIZED PAYMENT PLAN

Attach voided	30. Request for Pre-Authorized Payment Plan
sample check.	Policy Number(s)	Name(s) of Person(s) Insured	First Bank Withdrawal Effective			Type of Payment and Amount
			month	day	year	Premium	Loan

By completing this section, I hereby authorize and request The Company to draw checks (which may include withdrawals made electronically) monthly on my account to pay premiums, and/or repay loans on the policies listed above or any policies subsequently designated.

I understand and agree that:

	a)	Such checks (which may include withdrawals made electronically) shall be drawn monthly to pay premiums falling due on the designated policies.

	b)	While the Pre-Authorized Payment Plan is in effect, The Company will not give notices of premiums falling due on such policies.

	c)	The Pre-Authorized Payment Plan may be terminated by the bank depositor or by written notice to The Company by the Owner. If the Pre-Authorized Payment Plan is terminated, premiums falling due thereafter shall be payable directly to The Company as provided in the policy.

	d)	The first premium paid must be submitted by check.

DECLARATIONS	The Proposed Life Insured(s) and Owner (or Parent or Guardian) declare that the statements and answers in this application and any form that is made part of this application are complete and true.

In addition, I/we understand and agree that:

1.    The statements and the answers in this application, which include coverage details and any supplemental form relating to health, aviation practices or lifestyle of the Proposed Life Insured(s), will become part of the insurance policy issued as a result of this application.

2.

a)   Any life insurance policy issued as a result of this application will be effective on the later of the date the first premium has been paid in full and the date the policy has been delivered, provided that since the date of the application there has been no deterioration in the insurability of the Proposed Life Insured(s), no changes in the lifestyle of the Proposed Life Insured(s), no change in the financial circumstances of the Owner, and nothing has occurred that would require a change to any statement or answer in any part of this application in order to make the statement or answer true and complete as of the date the policy becomes effective. If there has been a deterioration in insurability: i) if there is no Temporary Life Insurance Agreement (TIA) coverage, the policy will not be put into effect, and ii) if there is TIA coverage and the TIA has not ended, the policy will be put into effect but only to the limit of the TIA coverage amount.

b)   If premiums are paid prior to delivery of the policy and the terms and conditions of the TIA are satisfied, insurance prior to the effective date shall be provided only under the TIA and according to its terms.

	3.	Any person who knowingly and with intent to defraud any insurer:

a)   files an application for insurance or statement of claim containing any materially false information, or b) conceals for the purpose of misleading any insurer, information concerning any material fact thereto, may be committing a fraudulent insurance act.

	4.	If coverage under a TIA is applied for, I/we have received, read and understand the terms and conditions of the Temporary Life Insurance Receipt and Agreement NB5004.

NB5000US (12/2007)	Page 5 of 6	VERSION (12/2007)

OWNER/TAXPAYER CERTIFICATION QUESTIONS

U.S. Person(s) (including U.S. Resident/Alien(s))

Under the penalties of perjury, I the Owner, certify that:

1.	The number shown on Page 1 of the application is my correct taxpayer identification number (if number has not been issued, write “Applied for” in the box on Page 1), AND

2.	Pick the applicable box:

☒       I am not subject to Backup Tax Withholding because (a) I am exempt from Backup Tax Withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to Backup Tax Withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to Backup Tax Withholding, OR

☐ The Internal Revenue Service (IRS) has notified me that I am subject to Backup Tax Withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid Backup Tax Withholding.

Non U.S. Person(s) and Non Resident Alien(s)
I am providing IRS Form W-8BEN. ☐ Yes ☐ No

AUTHORIZATION TO OBTAIN INFORMATION

I/We, the Proposed Life Insured(s), authorize:

1.	The Company to obtain an investigative consumer report on me/us.

2.	Any medical professional, medical care provider, hospital, clinic, laboratory, insurance company, the Medical Information Bureau (MIB Inc.), or any other similar person or organization to give The Company and its reinsurers information about me/us or any minor child/children who is/are to be insured.

The information collected by The Company may relate to the symptoms, examination, diagnosis, treatment or prognosis of any physical or mental condition.

I/We further authorize The Company to disclose such information and any information developed during its evaluation of this application to:

(a) its reinsurers; (b) the MIB Inc.; (c) other insurance companies as designated by me/us; (d) me/us; (e) my/our insurance agent, when that agent is seeking insurance coverage through The Company on my/our behalf; (f) any medical professional designated by me/us; or

(g) any person or entity entitled to receive such information by law or as I/we may further consent.

I/We acknowledge receipt of the Notice of Disclosure of Information relating to the underwriting process, investigative consumer reports and the MIB Inc.

This authorization will be valid for two years from the date of the application shown below. A photocopy of this authorization will be as valid as the original.

Information collected under this authorization will be used by The Company to evaluate my/our application for insurance, to evaluate a claim for benefits, or for reinsurance or other insurance purposes.

I am/We are entitled, or my/our authorized representative is entitled, to a copy of this authorization.

SIGNATURES

Please read all	Signed at City State This	Day of	Year
of the above
Declarations and
Authorizations before signing this form.	Signature of Owner (Signing Officer please provide title or corporate seal)	Signature of Witness or Agent/Registered Representative as Witness
	X	X

If Proposed Life Insured(s) is under age 15 Parent or Guardian must sign and include relationship.	Signature of Proposed Life Insured One if other than Owner (Parent or Guardian if under age 15)	Print Name - If Witness other than Agent/Registered Representative
X
	Signature of Proposed Life Insured Two if other than Owner	Witness Relationship - If Witness other than Agent/Registered Representative
X

Agent signature if other than Witness.	Signature of Agent/Registered Representative if other than Witness	Signed this Day of	Year

X

NB5000US (12/2007)	Page 6 of 6	VERSION (12/2007)